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                                                                   Exhibit 11(b)

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)

                                                             Six Months Ended
                                                                  June 30,
                                                            1997          1996
                                                           -------       -------
Primary Income Per Share:
Weighted average number of common and
  common equivalent shares outstanding
    Common Stock ...................................        10,693         9,509
    Common equivalent shares
      resulting from options .......................           633           949
                                                           -------       -------
          Total ....................................        11,326        10,458
                                                           =======       =======
Net income .........................................       $    85       $ 1,860
                                                           =======       =======
Net income per common share ........................       $  0.01       $  0.18
                                                           =======       =======
Fully Diluted Income Per Share:
Weighted average number of common and
  common equivalent shares outstanding
    Common stock ...................................        10,693         9,509
    Common equivalent shares
      resulting from options .......................           564         1,011
                                                           -------       -------
          Total ....................................        11,257        10,520
                                                           =======       =======
Net income .........................................       $    85       $ 1,860
                                                           =======       =======
Net income per common share ........................       $  0.01       $  0.18
                                                           =======       =======
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